AMDL May 21, 2008 Conference Call Script

1:15pm May 21st, 2008
The call begins.

Kristine Szarkowitz:

•	Good afternoon and thank you for joining us today.

•	My name Kristine Szarkowitz and am AMDL’s company spokesperson.

•	I will be moderating today’s conference call and joined by our hosts, AMDL’s CEO Mr. Gary Dreher, our CFO Mr. Akio Ariura and Mr. Douglas MacLellan — the Chairman of AMDL’s Audi & Governance Committee.

•	Mr. Dreher will be making a prepared statement today which will be followed by a Q&A session covering questions shareholders have submitted over the past few days.

•	This conference call contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

•	Such statements are subject to certain risks and uncertainties and actual circumstances, events, or results that may differ materially from those projected in such forward-looking statements.

•	We caution listeners not to place undue reliance on any forward-looking statements and do not undertake, and specifically disclaim any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

•	Thank you and I’d like to turn the call over to Mr. Gary Dreher.

Gary Dreher:

•	Good afternoon and thanks for participating in today’s call.

•	For those of you unfamiliar with AMDL, we are a vertically integrated specialty pharmaceutical company headquartered in Tustin, California, with operations in Shenzhen, Jiangxi and Jilin China.

•	Through our wholly-owned subsidiary Jade Pharmaceutical we engage in the research, development, manufacture, and marketing of diagnostic, pharmaceutical, nutritional supplement, and cosmetic products currently in the People’s Republic of China.

•	These are very positive times and we are extremely excited about the future of this company as we continue to rapidly grow our business – specifically in China.

•	The first area we’ll address is AMDL’s financial results released last week in the 10-Q.

•	Before getting into the details, I’d like to note there are national events in China that impact businesses there.

•	Specifically, 1st quarter sales in general in China are typically the lowest of the year because of Chinese holidays.

•	These last for several weeks and have a significant impact on general industry trends, especially for Chinese pharmaceutical products.

•	That said we did well in well.

•	For the first quarter of 2008 we achieved sales of approximately $3.6 million (unaudited) compared to approximately $1.4 million for the first quarter of 2007.

•	Sales in Q1 2008 better than doubled from the same quarter the previous year when we achieved $1.4 million.

•	I’m very proud in meeting this goal.

•	We’ve stated in the past — and I’d like to reiterate today – our corporate targets are to better than double annual sales for the next 3 years.

•	We are on pace and will continue to diligently work to maintain momentum.

•	For the entire year 2007 we had $15 million in sales.

•	This year, we are confident we will meet – and possibly beat—our corporate target of $30 million in sales.

•	We have strong and steady demand and growth for many products in China — specifically for Goodnak our anti-aging product line which we are expanding.

•	I will discuss details on Goodnak and product expansion later in the call.

•	In addition to the strong revenue growth we had for the quarter, our gross profit for the 3 months ended March 31st 2008 increased by 144% to over one and three-quarter of a million dollars.

•	This is compared to just less than three quarters of a million dollars for the 1st quarter in 2007.

•	So gross profits rose over $1 million dollars from Q1 2008 as compared to the 1st quarter of last year.

•	I understand that there has been some shareholder concern that despite the strong revenue and gross profit growth we have achieved, we also incurred a consolidated net loss for the 1st quarter of 2008 after posting 2 consecutive profitable quarters in Q3 and Q4 of 2007.

•	Our net loss was largely due to payroll, directors and committee fees, and legal and accounting fees incurred as a result of our increased growth in China, as well as costs involved to become compliant with Sarbanes-Oxley.

•	We also incurred other non-cash expenses and expect to have some additional SOX costs throughout 2008.

•	The bulk of these expenses however will not be recurring.

•	Now I’d like to shift gears and address a topic specific to all of you — shareholder communications.

•	We understand the importance of communicating with our shareholder base and the wider investment community.

•	We also understand that in the past our investor relations efforts have not been as effective as we would have hoped in getting our corporate story out to the investment community.

•	To address this, we recently hired Kristine Szarkowitz to lead our communications efforts.

•	Kristine has worked for large and small companies in the finance and technology sectors, including publicly-traded organizations like Piper Jaffray and Washington Mutual.

•	She has extensive communications and PR experience and we’re excited to have her onboard.

•	She will focus on helping us reach out to key audiences and effectively communicate with the investment community.

•	We are determined to re-invigorate these efforts and will also target both retail and institutional investors to broaden our shareholder base.

•	Kristine and our management team have developed an aggressive, multi-faceted public and investor relations strategy and we are confident it will begin to achieve real results in the near future.

•	I admit AMDL is still flying under the radar screen of most Wall Street brokerage firms and mutual fund investors.

•	Although we have gained excellent momentum on the corporate development side, the share price at current levels does not reflect this.

•	We are working to change this.

•	You’ll be happy to learn we have decided to begin formally issuing corporate guidance.

•	With strong product demand and rising sales, and a variety of new products in our pipeline, we must – and will be — communicating what we expect to achieve in terms of sales and earnings for 2008 in the form of corporate guidance.

•	In addition, we will hold regular quarterly conference calls such as the one we are doing right now.

•	Stay tuned for details on these events through AMDL communications.

•	Now I’d like to talk a little about financing the growth of the company.

•	We have determined we must change the method of financing our growth.

•	In the past, we’ve done this through the sale of discounted equity rounds, usually priced at or around a 25% discount to the market price.

•	We realize this likely has been a leading contributor to our periodically depressed share price.

•	We are now in a position we will no longer need to do these types of discounted equity financing rounds.

•	Having paid down bank debt in Q1 2008, we are in the process of negotiating a significantly larger working capital credit line with our local bankers in China.

•	We are also in the process of negotiating an equity line collateralized by the significant real estate assets in China held by our Chinese subsidiaries.

•	We anticipate this line will be as much as $15 to $20 million and available to us in Q3 of this year.

•	This will help us finance both our organic and planned growth by acquisition.

•	Overall, our continued growth in sales and gross profits in China, combined with other recently announced business opportunities, create a financial platform for us to continue to improve sales and earnings during the remainder of 2008 and beyond.

•	Lastly, I’d like to speak about our key products.

•	Let’s begin with DR-70.

•	I’m limited as to what I can say about DR-70.

•	However, I can share that we’ve responded to the US FDA’s most recent request for information.

•	We continue to believe DR-70 is an excellent diagnostic and monitoring tool and are optimistic that regulatory approval for DR-70 will be forthcoming in the near future.

•	We are also working on SFDA approval in China and will communicate progress on these processes as soon as we are able.

•	We recently announced a licensing agreement with MyGene International for their “HPV” or Human Papilloma Virus diagnostic Chip Kit.

•	Although this won’t immediately have an impact on sales in the next quarter or two, the potential for this product going forward is very large.

•	We are confident this product will become a leading product for us — perhaps as early as 2009.

•	It is not widely known, but HPV is the most common sexually transmitted disease in the world.

•	Current estimates suggest that there are over 330 million women currently infected with HPV and 70% of HPV infections are in Asian populations.

•	More critically, certain strains of HPV are difficult to detect and can lead to cervical cancer.

•	Cervical cancer is the 3rd most prevalent cancer in women and the 2nd leading cause of cancer deaths in women worldwide.

•	Therefore, detecting cervical cancer is a significant medical and diagnostic challenge.

•	Those who follow the diagnostic industry will recall that Digene was bought by Qiagen on the strength of their HPV test in a transaction that was valued at approximately $1.6 billion dollars.

•	This clearly signals the large and growing market this is.

•	On April 3rd we announced we entered into an exclusive sub-license agreement with MyGene International.

•	As a result of this agreement, AMDL has the right to sell the MyGene HPV Test Kit in China, Hong Kong, Taiwan, Singapore, Malaysia, Thailand, Cambodia, and Vietnam.

•	Dr. Andrea Small-Howard, a leading protein scientist who heads AMDL’s R&D department, conducted thorough scientific due diligence on the MyGene test and found it has numerous advantages over other tests on the market.

•	First, the MyGene test has greater Sensitivity since it employs a technology called PCR Amplification which is not used in competitor tests.

•	Higher Sensitivity means the test will find more HPV infections when they are present than the competing tests will find.

•	The MyGene test also has greater Specificity – meaning there will be fewer false positive results from this test than competing tests.

•	This is because the HPV DNA is sorted by strain type on a DNA chip in the MyGene diagnostic product, and competing tests do NOT use the DNA chip technology.

•	The MyGene test also detects more high risk strains of the HPV infection and provides more specific information than the other tests.

•	Specifically, the MyGene test will let patients know what strain they have out of group of 24 types of HPV Strains. Competing tests don’t tell the patient the specific strain type.

•	Lastly, the MyGene test provides information about whether a patient is simultaneously infected with more than one strain of HPV – again, competing tests do not.

•	This is significant because an infection with more than one high risk HPV strain is associated with an increased risk of developing cervical cancer — the second leading cause of cancer deaths in women worldwide.

•	Clearly, we are very excited about this product and have ambitious plans to make our licensing agreement a significant commercial success.

•	The MyGene test has blockbuster potential. We are completing exhaustive due diligence on the scientific level, and will actively pursue regulatory approvals in the various Asian countries where we hold the distribution license.

•	The MyGene HPV Test Kit has already achieved regulatory approval in South Korea. So we are optimistic that SFDA approval in China will be achieved by the end of 2008 or by Q1 of 2009

•	In the near future, we will communicate additional details on our strategy for achieving regulatory approvals and distributing the MyGene HPV Test Kit.

•	Before we move into the Q&A portion of this conference call, I’d like to thank each and every shareholder for their ongoing support.

•	We are working diligently to build shareholder value in AMDL and are very optimistic about the future.

•	We’re confident 2008 will be a year of rapid growth in sales and earnings.

•	More than ever, we are taking the appropriate steps to communicate our growth story more effectively and more broadly to the investment community.

•	We do not intend to do any more deeply discounted equity rounds, as we realize this is a likely cause of the downward pressure on our share price, and are confident they will no longer be required.

•	We are confident shareholders will be pleased with the corporate guidance we plan to issue in the near future.

•	I appreciate your time in listening to my prepared remarks and will now turn the call back over to Kristine to begin the Q&A portion of our call.

Kristine Szarkowitz:

•	Thank you Gary.

•	Today’s Q&A will address a list of shareholder questions which were sent in advance of today’s call.

•	Let’s begin.

•	The first question we’ll address asks “What is the status of DR-70 with the FDA and has the company responded to all of the FDA’s questions?

Gary Dreher:

•	Yes we have.

•	We filed a response to their questions last week.

•	I know many shareholders have waited a long time to see this come to fruition.

•	The FDA can respond anytime and we’re hoping to hear from them in June.

•	As I’ve commented before, we remain confident that the numerous studies, which we have undertaken in the USA, Canada, Turkey, Germany and elsewhere, proof that the DR-70 blood test is a highly useful test for diagnosing and monitoring various types of solid tumor cancers.

•	Furthermore, we feel that the various studies we’ve completed and the information we have provided will be viewed positively and sufficient to warrant regulatory approvals in the USA, China, and elsewhere.

Kristine Szarkowitz:

•	The next question is a follow-up to the previous.

•	When will DR-70 be approved for sale in China?

Gary Dreher:

•	We are currently working through the regulatory process with the Chinese SFDA and expect to be in a position to lay-out a detailed path to regulatory approval of not only DR-70, but also our Combination Immune Therapy (CIT) and our recently announced HPV Test Kit as licensed through MyGene.

•	I expect to update shareholders about our plans to get these products through the regulatory process with the SFDA by July 2008 and will make periodic announcements on our progress.

Kristine Szarkowitz:

•	Why are there no or very limited sales of DR-70 in some markets where the product is approved for sale?

•	Secondarily, what are the company’s near-term plans to market the product where it is currently approved?

Gary Dreher:

•	I’ll address the sales question first.

•	Currently we do not have a distributor in Canada or Europe.

•	However, we are currently cultivating a working relationship with a Canadian company to address this.

•	In Korea and Taiwan we have distributors who are licensed to market and distribute DR-70 in their respective countries.

•	Our distributor in Korea has run over 10,000 tests and is awaiting government reimbursement, which should increase sales substantially.

•	We expect US FDA approval to increase the volumes in these territories. This will give AMDL the ability to engage in global deals with major international companies versus small, independent distributors.

Kristine Szarkowitz:

•	Next question.

•	In March the company had approximately $4.9M cash on hand.

•	In May the cash on hand diminished to $2M. Where did the money go?

Akio Ariura:

•	I’d be happy to address this question. This is Akio.

•	The primary uses of cash were:

Cash balance per 10K @ March 20	$4,875,000
Cash Balance per 10Q @ May 4	2,692,000

Difference	2,183,000

Major Components
Note reduction	1,393,000
Legal, Accounting, Sox, Kingdee and Misc Consultants	263,000
Payroll — JPI & AMDL	287,000
P.R. and Misc Consultants	38,000
Directors Fees	76,000
General expenses	61,000
Deposit for Mygene	20,000
Taxes-Delaware Franchise	45,000

$2,183,000

•	The accounting fee increase was the result of additional work required in China to grow and transition from a small filer status to large filer status.

•	In addition, the company incurred costs as we entered into year two of our SOX compliance efforts.

•	Legal fees increased due to the number of regulatory filings, FDA filings and general legal work required because of the growth in China.

•	Specific to implementing the Kingdee software, this is requirement of AMDL as an exchange listed company to become SOX-compliant.

•	To date we have invested $90,000 in the system. However, the total cost of the software will be approximately $300,000 plus additional legal and accounting fees.

Kristine Szarkowitz:

•	In the 10K AMDL stated it had cash on hand to last until February of 2009.

•	In the recent 10Q, AMDL’s cash burn was such that the company would be out of cash by November.

•	What happened in the last 45 days? Why didn’t the company know on March 31 that the cash would only last until November?

Akio Ariura:

•	AMDL’s cash balance as of March 31, 2008 included amounts forwarded to JPI for bank debt reduction ($2.5 million).

•	JPI reduced its bank debt by approximately $1.4 million as of March 31, 2008.

•	When the 10K was filed, we believed as a part of the bank debt repayment strategy, the bank would provide expanded credit facilities of at least 150% percent of the amount of JPI’s bank loan repayment.

•	At the time the 10-Q was filed, JPI had repaid $1.4 million of the bank loans, the new credit facilities had not been approved, due to credit tightening policies in China.

•	This fact had a significant impact our disclosure in the 10Q.

•	Based on continuing dialogue with JPI’s bank, we anticipate the new credit facility will be made available to JPI in June 2008.

•	Since we cannot predict when the credit facility will actually be put into place or when other financing might be obtained, we chose to revise the disclosure accordingly.

Kristine Szarkowitz:

•	Why did AMDL’s accounting and legal fees increase in Q1 2008 vs. the same quarter in 2007?

•	Outside accounting fees for Q1 2008 were $195,000 and legal fees were over $140,000. These seem to be exorbitant for a small company.

Akio Ariura:

•	Accounting fees increased due to expenses related to the annual audit and preparation of Form 10K as well as additional work required in China for the growth, transition from a small filer status to a large filer status.

•	Also, we incurred additional costs as we entered into year 2 of our SOX compliance efforts.

•	Legal fees increased due to the number of securities placements and related regulatory filings, FDA filings and general legal work required because of growth in China.

Kristine Szarkowitz:

•	The company recently made a “going concern” announcement.

•	In 5 months or sooner, depending on the extraordinary costs that are encountered, the cash on hand will be depleted. How does the company plan to finance itself?

Akio Ariura:

•	The significant improvements in AMDL’s China operations combined with other recently announced events provide a financial platform to improve our sales and earnings profile during the 2nd, 3rd, and 4th quarters of 2008.

•	We are confident in AMDL’s financial performance for 2008 and currently anticipate AMDL will be to in a position to have our auditors remove the ‘going concern’ qualification after the end of the current fiscal year.

Kristine Szarkowitz:

•	What is the status with upgrading JPI, JJB and YYB’s accounting systems?

Douglas MacLellan:

•	This is Douglas and I’ll address that question.

•	Akio, James Lam and their accounting teams are in the process of installing a new company wide international accounting system based on the so-called Kingdee Software.

•	In the past, and at other Chinese companies I have helped to build, we successfully used Kingdee’s system. The typical results are a huge leap in the speed and transparency of the accounting process, which should result in getting numbers to the street more expeditiously.

•	This new system is expected to be up and running in the next 30 days.

Kristine Szarkowitz:

•	What is the status of the AccuVector lawsuit?

•	We’ve been hearing that the suit is without merit for approximately 5 or 6 years now.

•	What is AMDL doing about this technology?

Gary Dreher:

•	AMDL owns the patents to the technology and there have been no changes to the Accuvector lawsuit, as they have not taken any action to advance their claim for several years.

•	Our legal counsel’s opinion is the lawsuit is not an impediment for us in pursuing any approvals in China.

•	Gene therapy is only approved for use in China. We are looking to do Phase II clinical trials there because trials are necessary to attract pharmaceutical partners to license the technology in the U.S and Europe.

Kristine Szarkowitz:

•	Why was the factory not in compliance with the Chinese FDA regulations?

•	When will it be re-opened?

Gary Dreher:

•	All pharma plants in China receive a 5-year operating permit from the SFDA.

•	When that permit expires, the pharma plant owners must bring the facilities up to the current code standards.

•	JBB’s operating permit expired in the first quarter. We shut down our liquid-fill facilities in order to upgrade various systems to be compliant with current SFDA regulations.

•	We currently expect that this plant will resume production by the beginning to middle of June 2008.

•	Prior to commencing the upgrade process, JJB stockpiled its various liquid-fill products such as Goodnak, so that we will not experience any disruption in product supply to distributors.

Kristine Szarkowitz:

•	Is the Chinese government planning to exercise the right of eminent domain over one of the Chinese factories?

•	If so, how will Jade continue to manufacture the products made in that factory?

Gary Dreher:

•	It is our current understanding that there is declining interest by the Chinese military to acquire our JJB liquid fill operations.

•	If this issue resurfaces, we don’t currently expect to have to move to another location before 2009.

•	As part of any moving process the military is obligated to find and pay for a comparable facility.

Kristine Szarkowitz:

•	And our final question — how is JPI going to expand and acquire 100 new locations, when AMDL is short of cash?

Gary Dreher:

•	JPI and JJB expect to expand their businesses through the use of the credit facility that Akio previously mentioned.

•	In addition, JPI is working on much larger credit facilities related to the increase in the value of JJB assets that, when completed, could provide up to an additional $15 million in new credit facilities.

•	Next, AMDL also expects to raise capital in the future, preferably through debt and/or at-market registered equity offerings.

•	Finally, we currently expect to secure credit facilities during the 3rd quarter of 2008.

•	Thank you for your time today.

•	My vision for your company is to build it into a world-class pharmaceutical organization which focuses on diagnostic, pharmaceutical, nutritional supplement, and cosmetic products.

•	We are laser-focused on achieving our stated goals which were shared today.

•	Specifically, this means we will continue meeting — and hopefully exceeding — our stated financial and business targets.

•	We will remain diligently focused on increasing shareholder value.

•	And, we will pursue a communications strategy to elevate mass market awareness for AMDL, its China subsidiary and the company’s core products.

•	Thanks again to everyone who joined today and I look forward to our next call.

•	Kristine.

Kristine Szarkowitz:

•	I’d like to also thank Gary, Akio and Douglas for their insights.

•	This concludes today’s conference call.

•	Please continue visiting the company’s website at www.amdl.com – for company and news updates.

•	Have a great day.